EMPLOYMENT AGREEMENT


          This Agreement is entered into by and between Cover-All Technologies Inc. ("CAT") having a place of business at 18-01 Pollitt Drive, Fair Lawn, New Jersey 07410 and John R. Nobel ("Nobel") of 360 Cotswold Place, Somerset, New Jersey 08873.

          CAT develops and markets applications software solutions and services to the insurance and related industries. CAT wishes to continue to employ Nobel as its Chief Financial Officer and Nobel is willing to accept such continued appointment. The parties wish to provide in this Agreement for the terms and conditions applicable to the employment of Nobel as Chief Financial Officer of CAT.

          ACCORDINGLY THE PARTIES HEREBY AGREE AS FOLLOWS:

          1. DUTIES OF NOBEL: CAT employs Nobel as Chief Financial Officer to perform (1) the customary duties of the Chief Financial Officer of a public corporation, including but not limited to ensuring compliance with all SEC and statutory requirements governing the keeping of CAT's accounting and related records, 10K and 10Q reports, and (2) such other duties as are stipulated, from time to time, by CAT's Chairman and Chief Executive Officer. During the term of this Agreement, Nobel shall devote his full time, ability and attention to his position of Chief Financial Officer and the business of CAT on a "best efforts" and professional basis and at all times such efforts shall be under the direction of CAT's Chairman and Chief Executive Officer. During the term of this Agreement, Nobel agrees not, directly or indirectly, to engage in any business, commercial or professional activity that will compete or interfere with the business of CAT, or with the performance of duties by Nobel hereunder. Nobel further agrees not to have or enter into any other written or oral agreement for full time or part time employment with any other entity or person during the term of this Agreement.

          2. NONDISCLOSURE OF CONFIDENTIAL INFORMATION: Nobel agrees that he will not, at any time during or within a period of five (5) years after the termination of his employment under this Agreement, use for his own benefits, either directly or indirectly, or disclose or communicate in any manner to any individual, corporation, or other entity, other than CAT, any trade secrets or confidential information or proprietary information (collectively "Information") acquired by him during his employment. As used in this Agreement, "Information" shall mean any and all information of whatsoever kind (whether in machine readable or visually readable form) which is confidential and/or proprietary to CAT, including, without limitation, all trade secrets, technical specifications, drawings, schematics, models, computer programs, system design specifications, systems architecture specifications and/or all information disclosed to or known by Nobel as a consequence of his employment by CAT, including all knowledge, information and materials regarding CAT's customers and suppliers, as well as confidential information about financial, marketing, pricing, costs, employee compensation and any and all copies of Information. Any breach of this paragraph 3 shall constitute a ground for termination for cause and such other relief as may be afforded by applicable law.

          3. PERIOD OF EMPLOYMENT: CAT employs Nobel and Nobel accepts employment for the Year 1999 ("Year 1999" is to be construed as an employment year commencing from January 1, 1999 and expiring on December 31, 1999). At its sole option and election (but without any obligation in respect thereof) CAT may, upon the expiration of this Agreement, offer to extend Nobel's employment by CAT upon such terms and conditions as are offered by CAT to Nobel, provided that such terms and conditions are no less favorable to Nobel than those set forth in this Agreement. No later than ninety (90) days prior to the expiration of the term of this Agreement CAT shall deliver to Nobel (1) a written offer of continued employment (pursuant to this paragraph 3) which offer shall be open for acceptance by Nobel for a period of ten (10) business days from the date upon which it is delivered to Nobel, or (2) written notice that Nobel's employment will terminate with effect from the expiration of the term of this Agreement. In the event that the notice referred to in
               (2) above is not delivered to Nobel ninety (90) days prior to the expiration of the term of this Agreement, Nobel shall be entitled to receive a payment upon the termination of his employment hereunder which is commensurate to the number of days by which such notice is delayed beyond the provided for notice period of ninety (90) days (e.g. if such notice is given sixty (60) days prior to the expiration of this Agreement, Nobel shall be entitled to a payment in amount equal to thirty (30) days salary), plus any accrued PTO Days (as defined below).

          4.   COMPENSATION:

               a.   Salary.  As compensation for the services rendered by
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                    Nobel under this Agreement during Year 1999, CAT shall
                    pay Nobel a salary (the "Salary") of One Hundred Thirty Thousand ($130,000) Dollars, in twenty-six equal installments.

               b.   Bonus.  In addition to the payment of the Salary, CAT
                    -----
                    shall pay Nobel a bonus for Year 1999, such bonus to be paid on the conditions hereinafter set forth:

                         (1) $25,000 upon CAT achieving for the fiscal year ending December 31, 1999, earnings per share on a fully diluted basis ("EPS") greater than or equal to $.15 per share (but less than $.20 per share);

                         (2) $35,000 upon CAT achieving for the fiscal year ending December 31, 1999, EPS greater than or equal to $.20 per share (but less than $.25 per share); and

                         (3) $50,000 upon CAT achieving for the fiscal year ending December 31, 1999, EPS of at least $.25 per share.

                    The determination as to CAT's EPS for the fiscal year ending December 31, 1999, shall be made in accordance with generally accepted accounting principles consistently applied, shall be based upon the audited financial statements to be filed by CAT in its Form 10-K Annual Report with the Securities and Exchange Commission, and such bonus, if any, shall be paid no later than 10 days from the date of such filing.

               c.   Compensation During Illness.  CAT will pay Nobel from
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                    the date of the commencement of any illness which
                    renders Nobel unable to fulfill the duties specified in this Agreement in accordance, as applicable, with the provisions of CAT's short term disability policy or (in the case of illness exceeding 179 days in duration) in accordance with the provisions of CAT's long term disability insurance plan. In no event shall compensation paid to Nobel under any disability policy be less than sixty (60%) percent of the compensation set forth in clause (a) of this paragraph 4. Compensation during illness may be reduced by any amount paid by state or Federal disability insurance or other program or by other income insurance plans.

          5.   BENEFITS:

               a. INSURANCE: During the term of his employment, CAT shall provide Nobel with the opportunity to enroll himself, his wife and dependent children in a contributory indemnity type medical, prescription and dental insurance plan administered by the Guardian POS. Such medical, prescription and dental insurance coverage shall be provided to Nobel in accordance with plans in place from time to time by CAT and shall be on a basis no less favorable than that provided to CAT's other executive level employees. In addition Nobel will be entitled to participate in a non-contributory life insurance plan which will provide for fifty thousand ($50,000) dollars of life insurance coverage.

               b. RETIREMENT PLAN: CAT offers a 401K retirement plan and Nobel shall be entitled to participate in such plan.

               c. PAID TIME OFF: Nobel shall receive eighteen (18) days paid time off ("PTO Days") in Year 1999, plus CAT-observed public holidays. All vacation requests shall be submitted to and shall be subject to the approval of CAT's Chairman and Chief Executive Officer.

               d. CONTINUATION OF BENEFITS DURING ILLNESS: CAT will continue to provide Nobel with the benefits specified in this paragraph during the period of any illness which renders Nobel unable to fulfill the duties specified in this Agreement.

          6.   STOCK OPTIONS:

               a. Nobel holds options to purchase 15,000 shares of CAT common stock (the "Old Options") granted in accordance with the terms and conditions of his employment agreement with CAT dated January 22, 1998 (the "Old Employment Agreement"), which Old Options vest over a three year period.

               b. CAT shall grant Nobel additional options to purchase its stock in accordance with the following terms and conditions:

                    (i) CAT grants Nobel twenty-five thousand (25,000) options (the "New Options"), subject to vesting as set forth below, to purchase one share of CAT ordinary common stock at the price of $1.75 per share.

                    (ii) subject always to Nobel being employed by CAT, the aforesaid options will vest as follows:

                         8,333 options to vest on December 28, 1999;

                         8,333 options to vest on December 28, 2000; and

                         8,334 options to vest on December 28, 2001.

                    (iii) when vested, the aforesaid options may only be exercised during Nobel's employment by CAT. Any and all option rights will expire upon the termination of Nobel's employment with CAT.

               c. In the event that at any time during Year 1999 there is a "Change of Control" (as defined in paragraph 8 hereof), all of the then unvested Old Options and all of the then unvested New Options shall automatically vest and become immediately exercisable, notwithstanding any provision to the contrary in this Agreement, the Old Employment Agreement or the stock option agreements between Nobel and CAT pursuant to which the Old Options and the New Options were granted.

          7. TERMINATION OF EMPLOYMENT: If Nobel wilfully breaches or habitually neglects the duties which he is required to perform under the terms of this Agreement, CAT may at its option terminate Nobel's employment hereunder forthwith by written notice to Nobel. Upon any such termination CAT shall pay Nobel an amount equal to three months salary plus accrued PTO Days.

               If Nobel terminates his employment under this Agreement without cause, Nobel shall be entitled to be compensated up to the date upon which Nobel ceases employment with CAT plus accrued PTO Days.

          8. CHANGE OF CONTROL. In the event that at any time during Year 1999 there is a "Change of Control" (as hereinafter defined), Nobel shall, in the exercise of his sole discretion and upon the provision of written notice to CAT within three (3) months after the date of a Change of Control, be entitled to terminate his employment hereunder as of the date of provision of such written notice, and CAT shall in such event pay Nobel immediately a lump sum payment (the "Change of Control Payment") equal to $75,000.00. The Change of Control Payment shall be made within ten (10) days of such written notice. If Nobel's employment hereunder is terminated pursuant to this paragraph 8, CAT shall have no further obligations hereunder except as expressly provided in paragraph 6(c) hereof and under this paragraph 8.
               As used herein, a "Change of Control" shall be deemed to have occurred if (i) any person (including any individual, firm, partnership or other entity) together with all Affiliates and Associates (as defined under Rule 12b-2 of the General Rules and Regulations promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of such person, but excluding (A) a trustee or other fiduciary holding securities under an employee benefit plan of CAT or any subsidiary of CAT, (B) a corporation owned, directly or indirectly, by the stockholders of CAT in substantially the same proportions as their ownership of CAT, or (C) CAT or any subsidiary of CAT, is or becomes the Beneficial Owner (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of CAT representing 50% of more of the combined voting power of CAT's then outstanding securities, such person being hereinafter referred to as an Acquiring Person; (ii) individuals who, on the date hereof, are Continuing Directors (as defined below) shall cease for any reason to constitute a majority of the Board of Directors of CAT (the "Board"); (iii) the stockholders of CAT approve a merger or consolidation of CAT with any other corporation, other than a merger or consolidation that would result in the voting securities of CAT outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the combined voting power of the voting securities of CAT or such surviving entity outstanding immediately after such merger or consolidation, or (iv) the stockholders of CAT approve a plan of complete liquidation of CAT or an agreement for the sale or disposition by CAT of all or substantially all of CAT's assets. For purposes of this paragraph, the term "Continuing Director" shall mean (1) any member of the Board, while such person is a member of the Board, who is a member of the Board on the date of this Agreement, or
               (2) any person who subsequently becomes a member of the Board, while such person is a member of the Board (excluding an Acquiring Person or a representative of any Acquiring Person), if such person's nomination for election or election to the Board is recommended or approved by a majority of the Continuing Directors.

          9. OFFICER'S INDEMNITY: To the extent permitted by law, CAT shall indemnify Nobel against any claim or liability and shall hold Nobel harmless from and pay any expenses (including, without limitation, legal fees and court costs) judgments, fines, penalties, settlements and other amounts arising out of or in connection with any act or omission of Nobel (other than criminal or fraudulent acts or omissions or any willful violation of any statute or regulation) performed or made in good faith for or on behalf of CAT pursuant to this Agreement, regardless of negligence. CAT shall not be obligated to pay Nobel's legal fees and related charges of counsel (with respect to any such claim or liability) during any period that CAT or its insurer furnishes at its expense, counsel to defend Nobel. In addition CAT shall maintain a policy of director's and officer's liability insurance covering acts or omissions (other than criminal or fraudulent acts or omissions or any willful violation of any statute or regulation) by Nobel made in the performance of his duties for and on behalf of CAT under this Agreement. If such insurance is not occurrence-based, CAT shall continue the coverage for a period of two (2) years after the date of termination of Nobel's employment with CAT.

          10. EXPENSES: Subject to the compliance by Nobel with such policies regarding expenses and expense reimbursement, as may be adopted by CAT from time to time, Nobel is authorized to incur reasonable expenses in the performance of his duties hereunder in furtherance of the business and affairs of CAT, and CAT shall reimburse Nobel for all such reasonable expenses, in all cases upon the presentation by him of an itemized account in substantiation of such expenses when claiming reimbursement.

          11.  PLACE OF EMPLOYMENT:  18-01 Pollitt Drive, Fair Lawn, New
               Jersey.

          12. ENTIRE AGREEMENT: This Agreement supersedes any and all other correspondence or agreements, whether oral or written, between the parties with respect to the subject matter hereof.

          13. GOVERNING LAW: This Agreement shall be governed by the laws of the State of New Jersey.

          IN WITNESS WHEREOF, this Agreement has been signed by a duly authorized representative of CAT and by John R. Nobel, the day, month and year indicated below.


          SIGNED FOR AND ON BEHALF OF             SIGNED BY JOHN R. NOBEL

          COVER-ALL TECHNOLOGIES INC.:              /s/ John R. Nobel
                                                  ---------------------

          By    /s/ Brian Magowan                 Date:  February 19, 1999
              -------------------------

              Name:  Brian Magowan

              Title: Chairman and Chief Executive Officer

              Date:  February 19, 1999